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              ----------SUBSIDIARIES OF CYTYC CORPORATION----------


company                                            jurisdiction of organization
-------                                            ----------------------------
Cytyc Securities Corporation                       Massachusetts
Cytyc Interim, Inc.                                Delaware
Cytyc International, Inc.                          Delaware
Cytyc Health Corporation                           Delaware
Cytyc Healthcare Ventures, LLC                     Delaware
Cruiser, Inc.                                      Delaware
Cytyc Europe, S.A.*                                Switzerland
Cytyc (Australia) PTY LTD                          Australia
Cytyc UK, Limited                                  United Kingdom
Cytyc Canada, Limited                              Canada
Cytyc Germany GmbH                                 Germany
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* The following entities are subsidiaries of Cytyc Europe, S.A. Cytyc Swiss,
S.A. and Cytyc SARL; Cytyc Italia s.r.l. and Cytyc France s.a.r.l. are subsidiaries if Cytyc SARL.